UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 8, 2018

Steadfast Apartment REIT III, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55772	47-4871012
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

18100 Von Karman Avenue, Suite 500 Irvine, California 92612 (Address of principal executive offices)

(949) 852-0700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933  (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02	Results of Operations and Financial Condition.
On August 10, 2018, Steadfast Apartment REIT III, Inc. (the “Company”) issued an earnings release announcing its financial results for the three and six months ended June 30, 2018. A copy of the earnings release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 2.02, including the related information set forth in the earnings release attached hereto as Exhibit 99.1 and incorporated by reference herein, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by the specific reference in such filing.

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Company held its annual meeting of stockholders (the “Annual Meeting”) on August 8, 2018. At the Annual Meeting, the holders of 3,921,615 shares of the Company’s common stock were present in person or represented by proxy, representing approximately 51.82% of the total number of shares entitled to vote at the meeting. The following are the voting results for each proposal presented to the Company’s stockholders at the Annual Meeting:
Proposal 1: Election of Directors
All of the director nominees were elected to serve until the next annual meeting of the Company’s stockholders and until their successors are elected and qualified. The voting results for each of the individuals nominated for election as directors were as follows:

Name	Votes For	Votes Withheld
Rodney F. Emery	3,766,222	155,393
Ella S. Neyland	3,766,890	154,725
Stephen R. Bowie	3,759,957	161,658
Ned W. Brines	3,760,545	161,070
Janice M. Munemitsu	3,776,136	145,479
No broker non-votes were cast in the election of the director nominees.
Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm
The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018, was approved. The following votes were taken in connection with this proposal:

Votes For	Votes Against	Abstentions
3,775,862	35,391	110,362
No broker non-votes were cast in the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

Item 8.01	Other Events.
On August 8, 2018, the Company’s board of directors approved and authorized a daily distribution to stockholders of record as of the close of business on each day for the period commencing on October 1, 2018, and ending on December 31, 2018. The distributions will be calculated at a rate of $0.004110 per share of the Company’s Class A common stock, calculated at a rate of $0.003457 per share of the Company’s Class T common stock based on a distribution and shareholder servicing fee of 1.0% and in some instances calculated at a rate of $0.003376 per share of the Company’s Class T common stock based on a distribution and shareholder servicing fee of 1.125%, calculated at a rate of $0.00394521 per share of the Company’s Class R common stock based on a distribution and shareholder servicing fee of 0.27% and in some instances calculated at a rate of $0.00369863 per share of the Company’s Class R common stock based on a distribution and shareholder servicing fee of 0.67% per day. The distributions for each record date in October 2018, November 2018 and December 2018 will be paid in November 2018, December 2018 and January 2019, respectively. The distributions will be payable to stockholders from legally available funds therefor.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description
99.1	Earnings Release, dated August 10, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST APARTMENT REIT III, INC.

Date:	August 10, 2018	By:	/s/ Kevin J. Keating______________
Kevin J. Keating
Chief Financial Officer and Treasurer